Q2 2025 Earnings Presentation 1 Q2 2025 Earnings August 4, 2025

Q2 2025 Earnings Presentation 2 Forward Looking Statements & Non-GAAP Measures FORWARD-LOOKING STATEMENTS Certain statements in this presentation by Freshpet, Inc. (the “Company”) constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements related to growth potential, ability to maintain key fundamentals of our business model in the current macro-economic environment, timing and impact of new technology, plans to reduce capital spend, operating efficiency, FY 2025 Guidance and additional considerations and including our expected cash position at the end of 2025 and our goal of being free cashflow positive in 2026, 2027 targets, and reduced capital spend, . Words such as "anticipate", "believe", "could", "estimate", "expect", "guidance", "intend", "may", "might", "outlook", "plan", "predict", "seek", "will", "would" and variations of such word and similar future or conditional expressions are intended to identify forward looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including difficulties in launching our new technology, a change in economic uncertainty, changes in rate of pet acquisition, the launch of new competitive products, impact of tariffs, difficulties in construction of manufacturing facilities, and most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward- looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. NON-GAAP MEASURES Freshpet uses certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA as a % of net sales (adjusted EBITDA Margin), adjusted Gross Profit, adjusted Gross Profit as a % of net sales (adjusted Gross Margin), adjusted SG&A and adjusted SG&A as a % of net sales. These non-GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies. Freshpet defines EBITDA as net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and adjusted EBITDA as EBITDA plus net income (loss) on equity method investment, non-cash share-based compensation, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, and other expenses, including loss on disposal of equipment, COVID-19 expenses and organization changes designed to support long-term growth objectives. Freshpet defines adjusted Gross Profit as gross profit before depreciation expense, COVID-19 expense and non-cash share-based compensation, and adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, gain (loss) on disposal of equipment, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, COVID-19 expense and organization changes designed to support long term growth objectives. Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non-GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. adjusted EBITDA is also an important component of internal budgeting and setting management compensation. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Certain of these measures represent the Company's guidance for fiscal year 2024. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and impact of certain items, including the timing of and amount of costs of goods sold and selling, general and administrative expenses, that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Q2 2025 Earnings Presentation 3 Freshpet strengthens the bond between people and our pets so that we both live longer, healthier and happier lives while being kind to the planet.

Q2 2025 Earnings Presentation 4 Highlights

Q2 2025 Earnings Presentation 5 “Against a more challenging consumer sentiment backdrop, we continue to significantly outperform the dog food category – delivering both category leading sales growth and strong improvements in operations.”

Q2 2025 Earnings Presentation 6 Source: Internal Data, Numerator for L52W ended 6/29/25 Strong profitability improvement despite lower sales volume Q2 2025: RETAIL FINANCIAL Q2 2025 YoY Change Q2 2025 +11% Total Household Penetration +12.5% $264.7M Net Sales +6% Total Buy Rate +100 bps 46.9% Adjusted Gross Margin* +18% MVP Household Penetration +$9.3M $44.4M Adjusted EBITDA +10% Cubic Feet +190 bps 16.8% Adjusted EBITDA Margin* +6% Store Count -10 bps 5.7% Logistics Costs* +14% Total Distribution Points -90 bps 28.9% Input Costs* -70 bps 2.0% Quality Costs* -$8.5M $33.9M Operating Cash Flow *As a percent of net sales All comparisons to prior year period

Q2 2025 Earnings Presentation 7 Key fundamentals remain intact Q2 2025: • Net sales growth far exceeding category growth • Household penetration growth of 11% and heaviest users growing even faster • Media spend continuing to drive household penetration • 170 basis point improvement across quality, input, and logistics costs in Q2 2025 • Overall Equipment Effectiveness (OEE) improvements across our manufacturing network • Ennis now has the highest margins of all Freshpet Kitchens • More out of existing lines, more out of existing sites, and new technology • Expanding capacity to meet demand while improving margins Strength of the Freshpet growth model Improved operational effectiveness Improving capital efficiency Source: Internal data; Numerator Panel data for the 52-week period ending 6/29/25

Q2 2025 Earnings Presentation 8 Source: Internal Estimates Significant operational achievements Q2 2025: • Achieved better profitability sooner than expected due to strong leadership and thoughtful design • Expected to produce more than 50% of volume within the next few years • Designed to increase bagged product margins and decrease margin gap between bags and roll products • Aim to deliver higher quality product at lower cost through increased yields and throughput • Could be new basis for bag lines going forward and “lite” version could be retrofit on existing lines • Improved output from the existing lines coupled with new technology can allow us to defer capex • Direct impact on our cash flow and make the business much less capital intensive the next few years Ennis Kitchen has become our most profitable facility Development of new production technologies Ability to reduce capital spending by a combined total of at least $100 million in 2025-2026

Q2 2025 Earnings Presentation 9 Addressing the current consumer environment • Entry price point bag (Complete Nutrition) and multipacks/bundles in select retailers • New advertising campaign launching in August to complement more social/digital campaigns • Targeting MVP’s through digital, social and connected TV • Returns are still healthy • Value-oriented channel expansion (club & mass) • Expanded test in club retailer to 125 stores • Expect outsized growth in digital channel including expansion in Freshpet Custom Meals (DTC) Value Products Marketing Channels

Q2 2025 Earnings Presentation 10 Vast runway for growth in a large category 1. NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 6/28/25 2. NIQ Brick & Mortar Customers (defined as XAOC + Pet) 52 Weeks Ended 6/28/25, Gently Cooked Fresh/Frozen Branded Dog Food $54B U.S. pet food category1 $37B Dog food category1 3.6% Freshpet market share of dog food1 Freshpet market share of fresh/frozen in measured channels2 95%

Q2 2025 Earnings Presentation 11 8.0 10.0 11.0 13.0 14.4 2021 2022 2023 2024 2025 +19% +11% +10% +24% Continued growth in consumer franchise; added ~1.4m households YoY Source: Numerator Panel data for the 52-week periods ending 7/4/21, 7/3/22, 7/2/23, 6/30/24, 6/29/25 Freshpet Household Penetration Growth (in millions) (52 weeks)

Q2 2025 Earnings Presentation 12 0.9 1.1 1.5 1.9 2.2 $430 $433 $490 $492 $501 $415 $435 $455 $475 $495 $515 $535 0.0 0.5 1.0 1.5 2.0 2.5 2021 2022 2023 2024 2025 Freshpet sales are increasingly concentrated in our heaviest users– now called MVP’s* – and account for 70% of LTM net sales Source: Numerator Panel data for the 52-week periods ending 7/4/21, 7/3/22, 7/2/23, 6/30/24, 6/29/25 *Most Valuable Pet Parents 15% 14% 14% 11% 11% % of total Freshpet households that are MVP’s Freshpet Users who are MVP’s (Ultra/Super Heavy Buyers) (in millions) MVP Household Penetration MVP Buy Rate 70% of Freshpet sales

Q2 2025 Earnings Presentation 13 $76 $77 $92 $103 $110 2021 2022 2023 2024 2025 MVP growth is helping to increase buy rate Freshpet Buy Rate (52 weeks) +6% +12% +21% +1% Source: Numerator Panel data for the 52-week periods ending 7/4/21, 7/3/22, 7/2/23, 6/30/24, 6/29/25

Q2 2025 Earnings Presentation 14 10,826 13,387 15,015 16,609 18,004 19,499 21,570 22,716 23,631 25,281 26,777 28,141 29,141 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q2 2025 Expanding depth and breadth: 24% of all stores have multiple fridges Source: Internal data for the period ending 6/30/25; *U.S. and Canada Fridges Freshpet Store Count Number of Fridges per Store* Second/Third Fridges 24% One Fridge 76% YTD +1,000

Q2 2025 Earnings Presentation 15 Capacity Update Source: Internal Data # Lines Projected # Lines Today Facility 7 6 Bethlehem Kitchen 7 4 Kitchen South 10+ 5 Ennis Kitchen 24+ 15 Total Ennis now the most profitable Freshpet Kitchen New production technology line for bagged product to be commissioned in 4Q 2025 in Bethlehem • Potential to retrofit existing bag lines starting 2H 2026 with “lite” version Reduced capital requirements to support growth plans

Q2 2025 Earnings Presentation 16 Capital Efficiency Framework MORE OUT OF EXISTING LINES MORE OUT OF EXISTING SITES DEVELOP & IMPLEMENT NEW TECHNOLOGIES

Q2 2025 Earnings Presentation 17 Q2 2025 Results

Q2 2025 Earnings Presentation 18 Q2 net sales primarily driven by volume $235.3 $264.7 Q2 2024 Q2 2025 12.5% Q2 2025 Net Sales ($m) Q2 2025 Net Sales Bridge Source: Internal Data 10.8% 1.7% 12.5% Volume Price/Mix Net Sales Growth

Q2 2025 Earnings Presentation 19 Broad based consumption growth across channels Source: NIQ consumption data, latest 13 weeks thru 6/28/25 and internal sales data Q2 2025 Consumption Growth ($) Consumption Growth Trends (volume in pounds) 13% 13% 12% 6% Total US Pet Retail Plus XAOC Food Pet Specialty 28% 26% 21% 15% 12% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 UNMEASURED CHANNEL ADDED 1.5 PTS OF GROWTH

Q2 2025 Earnings Presentation 20 Q2 2025 delivered solid Adjusted Gross Margin and Adjusted EBITDA improvement despite less volume growth Q2 2025 Adj. Gross Margin % of net sales Q2 2025 Adj. EBITDA ($m) % of net sales 45.9% 46.9% Q2 2024 Q2 2025 $35.1 $44.4 Q2 2024 Q2 2025 14.9% 16.8% Net Income (Loss) ($1.7m) $16.4m Source: Internal Data Gross Margin (GAAP) 40.9% 39.9%

Q2 2025 Earnings Presentation 21 29.8% 5.8% 2.7% 28.9% 5.7% 2.0% Input Costs Logistics Quality 170 basis point improvement across key focus areas in Q2 2025 Key Margin Improvement Targets & Progress Q2 2024 Q2 2025 Source: Internal Data -10 bps YoY -70 bps YoY -90 bps YoY

Q2 2025 Earnings Presentation 22 Guidance

Q2 2025 Earnings Presentation 23 FY 2025 Guidance Additional considerations: • Net Sales: Expect sequential increase in net sales per quarter • Adjusted Gross Margin: Expect modest expansion • Advertising Investment: Expect media as a percent of sales to be greater than 2024 • Cash: Expect to end the year with ~$250M of cash and be free cash flow positive in 2026 Updated Previous 13 – 16% 15 – 18% Net Sales Growth YoY No change $190M – $210M Adjusted EBITDA ~$175M ~$225M Capital Expenditures

Q2 2025 EARNINGS PRESENTATION 24 2027 Targets Expand HH Penetration Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity 22% Adjusted EBITDA Margin Target 48% Adjusted Gross Margin Target Q2 2025 Earnings Presentation 24

Q2 2025 EARNINGS PRESENTATION 25 Capital Spending, Cash Flow & Liquidity

Q2 2025 Earnings Presentation 26 Q2 2025 operating cash flow impacted by one-time items Capital Spending: • YTD Q2 2025 spend of $59.9 million • Estimated 2025 spending of ~$175 million • Deferring at least $100 million in capex from 2025-2026 and believe we can still meet demand we expect to generate due to operational efficiencies and new technology Cash flow: • Generated $38.7 million of operating cash flow YTD Q2 2025, a YoY decrease of $9.1 million driven by one-time items and increase in incentive comp payments • Expect to be free cash flow positive in 2026 Liquidity: • $243.7 million of cash-on-hand as of 6/30/25 and expect to end 2025 with ~$250 million in cash Operating Cash Flow ($m) $47.8 $38.7 YTD Q2 2024 YTD Q2 2025 Source: Internal Data

Q2 2025 Earnings Presentation 27 Appendix

Q2 2025 Earnings Presentation 28 Freshpet, Inc. and Subsidiaries Reconciliation between Gross Profit and Adjusted Gross Profit Source: Internal Data For the Six Months Ended June 30, For the Three Months Ended June 30, 2024 2025 2024 2025 (Dollars in thousands) $ 182,110 $ 211,978 $ 93,952 $ 108,190 Gross profit 22,502 28,909 11,827 13,729 Depreciation expense 4,841 3,114 2,220 1,831 Non-cash share-based compensation 53 255 32 260 Loss on disposal of manufacturing equipment $ 209,506 $ 244,256 $ 108,031 $ 124,010 Adjusted Gross Profit 45.6% 46.3% 45.9% 46.9% Adjusted Gross Profit as a % of Net Sales

Freshpet, Inc. and Subsidiaries Reconciliation between Net Income (loss) and Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2025	2024	2025	2024
	(Dollars in thousands)			
Net income (loss)	$ 16,356	$ (1,694)	$ 3,659	$ 16,908
Depreciation and amortization	19,896	17,212	41,013	32,957
Interest expense, net of interest income	1,546	(110)	2,610	(384)
Income tax expense	(102)	54	32	108
EBITDA	37,696	15,462	47,314	49,589
Non-cash share-based compensation (a)	6,221	19,533	15,037	25,755
Loss on disposal of property, plant and equipment	485	136	646	286
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	—	—	4,987	—
International business charges (d)	—	—	1,273	—
Gain on equity investment	—	—	—	(9,918)
Adjusted EBITDA	$ 44,402	$ 35,131	$ 79,937	$ 65,712
Adjusted EBITDA as a % of Net Sales	16.8%	14.9%	15.1 %	14.3%

(a) Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.

(b) Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.

(c) Represents an accrual for legal obligations related to the ongoing litigation with Phillips.

(d) Represents termination costs due to a business change in our international go-to-market strategy.

Source: Internal Data

Q2 2025 Earnings Presentation

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Convertible Share Dilution Calculations at Maturity

- We have run share dilution calculations to compare outcomes for the 2028 convertible notes
  - Freshpet has structured the convertible with Flexible Settlement, so we have the option to settle the convertible in shares, cash, or a combination at its option
  - We have run convertible dilution calculations once using the most dilutive physical settlement method (i.e. Freshpet delivers all underlying shares upon conversion if the convertible is in-the-money) and again using net share settlement method (i.e. Freshpet delivers the $402.5mm principal amount in cash and any remaining in-the-money amount in shares under Treasury Stock method)

	Physical Settlement (mm shares) [1,2]		Net Share Settlement (mm shares)	
Stock Price at Maturity	Convert	Convert + Capped Call	Convert	Convert + Capped Call
$100.00	5.8	4.0	1.8	0.0
$110.00	5.8	3.7	2.1	0.0
$120.00	5.8	3.4	2.4	0.0
$130.00	5.8	3.5	2.7	0.4
$140.00	5.8	3.7	2.9	0.8
$150.00	5.8	3.8	3.1	1.1
$160.00	5.8	4.0	3.3	1.4
$170.00	5.8	4.1	3.4	1.7
$180.00	5.8	4.2	3.5	1.9
$190.00	5.8	4.2	3.7	2.1
$200.00	5.8	4.3	3.8	2.3

Source: Internal Data

Note: Based on Freshpet's $402.5mm convertible offering, a $54.65 stock price at issue, a 27.5% conversion premium, and an up 120% capped call.
(1) If the convertible is in-the-money, Freshpet can deliver full underlying shares at its option since it has chosen a Flexible Settlement Structure.
(2) At stock prices below the conversion price, the convertible is redeemed for cash without any equity dilution.

Q2 2025 Earnings Presentation
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Q2 2025 Earnings Presentation 31 Thank you